UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 24, 2009, NTS Realty Holdings Limited Partnership announced that it, through 8 newly formed wholly-owned subsidiaries, executed a Mortgage Loan Application (the “Application”) with Holliday Fenoglio Fowler, L.P. (“HFF”) for 8 mortgage loans under The Federal Home Loan Mortgage Company (“Freddie Mac”) CME Program to refinance the Company’s existing mortgage loans in the aggregate amount of $140.0 million from The Northwestern Mutual Life Insurance Company (“Northwestern”). Under the terms of the Application, it is intended that the new loans from HFF/Freddie Mac will be in the approximate aggregate amount of $156.0 million and carry a 5.40% fixed rate of annual interest. Although the Company believes it will be able to complete the refinance, there are no assurances that HFF/Freddie Mac will issue commitments to make the loans on the terms described.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	November 25, 2009